1investor.arrow.com First Quarter 2018 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended March 31, 2018, and the Annual Report on form 10-K as filed with the Securities and Exchange Commission. First-quarter 2018 diluted earnings per share increased 23% year over year; non GAAP diluted earnings per share increased 29% year over year.

First-Quarter 2018 CFO Commentary 2investor.arrow.com First-Quarter Summary Continued strong growth momentum for our business drove record first-quarter sales, gross profit, operating income, and earnings per share. First-quarter sales were above the high end of our expectation on strong demand for electronic components and IT solutions. First-quarter gross profit, operating income, and earnings per share year-over-year growth accelerated compared to the fourth quarter of 2017. Record first-quarter global components sales exceeded our expectation. First- quarter global component sales increased 21% year over year. Asia sales increased 20% year over year driven by our investments in sales and engineering resources. Europe sales increased 32% year over year and increased 16% year over year adjusted for changes in foreign currencies, the 20th straight quarter of adjusted year-over-year growth. Americas sales increased 15% year over year with digital sales the principal driver. Global components delivered healthy leverage as operating income increased 32% year over year. First-quarter enterprise computing solutions sales increased 16% year over year and were above our expectation. Europe sales increased 29% year over year and increased 9% year over year adjusted for an acquisition, a divestiture, and changes in foreign currencies. Americas sales increased 9% year over year and increased 12% adjusted for a divestiture and changes in foreign currencies. First-quarter enterprise computing solutions operating income increased 2% year over year and non-GAAP operating income increased 1% year over year. Operating income would have increased 4% year over year adjusted for the systems integration business divestiture that was not reflected in prior guidance. Please note, prior period figures have been adjusted for new accounting standards. Continued strong growth resulted in record first-quarter sales, gross profit, operating income, and earnings per share.

First-Quarter 2018 CFO Commentary

Consolidated Overview

First Quarter 2018

P&L Highlights*	Q1 2018	Y/Y Change	Y/Y Change Adjusted for Acquisitions, Dispositions, & Currency	Q/Q Change
Sales	$6,876	20%	14%	(9)%
Gross Profit Margin	12.6%	-70 bps	-70 bps	30 bps
Operating Income	$236	22%	14%	(18)%
Operating Margin	3.4%	flat	flat	-40 bps
Non-GAAP Operating Income	$272	23%	14%	(20)%
Non-GAAP Operating Margin	4.0%	10 bps	flat	-50 bps
Net Income	$139	21%	14%	159%
Diluted EPS	$1.56	23%	15%	160%
Non-GAAP Net Income	$168	27%	18%	(20)%
Non-GAAP Diluted EPS	$1.88	29%	20%	(19)%

$ in millions, except per share data; may reflect rounding. Prior periods adjusted for new accounting standards.

- Consolidated sales were $6.88 billion
  - Above the high end of our prior expectation of $6.4-$6.8 billion
- Consolidated gross profit margin was 12.6%
  - Decreased 70 basis points points year over year due to enterprise computing solutions business mix, and global components business mix in Asia and Europe
  - Increased 30 basis points quarter over quarter due to higher global components margins in all regions and a larger contribution from global components relative to enterprise computing solutions
- Operating income margin was 3.4% and non-GAAP operating income margin was 4.0%
  - Operating expenses as a percentage of sales were 8.9%, down 70 basis points year over year
  - Non-GAAP operating expenses as a percentage of sales were 8.7%, down 70 basis points year over year
  - The decline in operating expense as a percentage of sales reflects the operational efficiencies we achieved to align our costs to our business mix
- Interest and other expense, net was $45 million
  - Increased $7 million year over year due to higher debt balances and higher interest rates on floating-rate debt

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First-Quarter 2018 CFO Commentary 4investor.arrow.com • Effective tax rate for the quarter was 25.0%, and non- GAAP effective tax rate was 25.1% – Non-GAAP effective tax rate was above the midpoint of our longer term range of 23.5-25.5% • Diluted shares outstanding were 89 million – In-line with our prior expectation of 89 million • Diluted earnings per share were $1.56 – In line with our prior expectation of $1.50 - 1.62 • Non-GAAP diluted earnings per share were $1.88 – Above the high end of our prior expectation of $1.74 - 1.86 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

First-Quarter 2018 CFO Commentary 5investor.arrow.com $240 $220 $200 $180 $160 $140 $120 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $181 $204 $220 $224 $238 Components Global • Sales increased 21% year over year – Increased 16% year over year adjusted for acquisitions and changes in foreign currencies • Lead times extended • Backlog increased significantly year over year • Book-to-bill was 1.22, up from 1.14 in the first quarter of 2017 • Cancellation rates remain within normal ranges • Operating margin of 4.7% increased 40 basis points year over year • Non-GAAP operating margin of 4.8% increased 40 basis points year over year – Margin increased in all three regions led by Europe • Return on working capital increased 110 basis points year over year due to growing returns on working capital investments Global components posted record first- quarter sales and operating income. Non-GAAP Operating Income ($ in millions)

First-Quarter 2018 CFO Commentary 6investor.arrow.com $2,200 $2,000 $1,800 $1,600 $1,400 $1,200 $1,000 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $1,564 $1,700 $1,817 $1,930 $1,797 Components Americas • Sales increased 15% year over year – Sales increased 13% adjusted for acquisitions and changes in foreign currencies – Record first-quarter sales – Strong growth in digital sales – Strong growth in the aerospace & defense, consumer, data processing, and transportation verticals year over year – Growth in the alternative energy and medical devices verticals, and from large supply chain customers Americas components sales increased 15% year over year. Sales ($ in millions)

First-Quarter 2018 CFO Commentary 7investor.arrow.com $1,500 $1,400 $1,300 $1,200 $1,100 $1,000 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $1,118 $1,192 $1,262 $1,296 $1,478 Components Europe • Sales increased 32% year over year – Sales increased 16% year over year adjusted for changes in foreign currencies – Record first-quarter sales – Strong growth in core components distribution and increasing contribution from digital sales – Strong growth in the aerospace and defense, lighting, and transportation verticals year over year, and from large supply chain customers Europe components sales increased 32% year over year. Sales ($ in millions)

First-Quarter 2018 CFO Commentary 8investor.arrow.com $1,800 $1,700 $1,600 $1,500 $1,400 $1,300 $1,200 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $1,377 $1,570 $1,786 $1,719 $1,655 Components Asia • Sales increased 20% year over year – Sales increased 19% adjusted for changes in foreign currencies – Record first-quarter sales – Strong growth in core components – Strong growth in the IoT and transportation verticals year over year, and from large supply chain customers Asia components sales increased 20% year over year. Sales ($ in millions)

First-Quarter 2018 CFO Commentary 9investor.arrow.com $180 $160 $140 $120 $100 $80 $60 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $88 $112 $100 $167 $89 Enterprise Computing Solutions Global • Sales increased 16% year over year – Sales increased 11% year over year adjusted for changes in foreign currencies, an acquisition and two divestitures • Billings increased at a double-digit rate year over year adjusted for changes in foreign currencies • Operating margin of 4.3% decreased 60 basis points year over year • Non-GAAP operating margin of 4.6% decreased 70 basis points year over year – The decrease was due to product and customer mix in the Americas region • Return on working capital continues to excel • Prior periods adjusted for new accounting standards Enterprise computing solutions posted record first-quarter sales and operating income. Non-GAAP Operating Income ($ in millions)

First-Quarter 2018 CFO Commentary 10investor.arrow.com $1,900 $1,700 $1,500 $1,300 $1,100 $900 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $1,095 $1,307 $1,358 $1,629 $1,195 Enterprise Computing Solutions Americas • Sales increased 12% year over year adjusted for the divestiture of the systems integration business and changes in foreign currencies – Sales increased 9% year over year as reported – Record first-quarter sales – Strong growth in storage, and in infrastructure software across the portfolio led by virtualization – Growth in services – Proprietary servers and networking decreased year over year • Prior periods adjusted for new accounting standards ECS Americas sales increased 12% year over year adjusted for divestiture of the systems integration business and changes in foreign currencies. Sales ($ in millions)

First-Quarter 2018 CFO Commentary 11investor.arrow.com $1,000 $900 $800 $700 $600 $500 $400 Q1-'17 Q2-'17 Q3-'17 Q4-'17 Q1-'18 $583 $653 $634 $965 $750 Enterprise Computing Solutions Europe • Sales increased 29% year over year – Sales increased 9% year over year adjusted for changes in foreign currencies, a small acquisition, and a small divestiture – Record first-quarter sales – Strong growth in industry standard servers, storage, and services – Strong growth in infrastructure software across the portfolio led by virtualization – Proprietary servers and networking decreased year over year • Prior periods adjusted for new accounting standards ECS Europe sales increased 29% year over year. Sales ($ in millions)

First-Quarter 2018 CFO Commentary 12investor.arrow.com Cash Flow from Operations Cash flow from operating activities was negative $75 million in the quarter. Working Capital Working capital to sales was 17.6% in the quarter, up 40 basis points year over year. Return on working capital was 22.5% in the quarter, flat year over year. Return on Invested Capital Return on invested capital was 10.1% in the quarter, up 100 basis points year over year, and ahead of our weighted average cost of capital. Share Buyback We repurchased approximately 0.5 million shares of our stock for $40 million. Total cash returned to shareholders over the last 12 months was approximately $145 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.4x. Total liquidity of $2.2 billion when including cash of $549 million. We repurchased approximately $40 million of our stock in the first quarter.

First-Quarter 2018 CFO Commentary 13investor.arrow.com Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the second quarter of 2018 to be $1.23 to €1 compared with $1.10 to €1 in the second quarter of 2017. We are expecting interest expense will total approximately $48 million. Second-Quarter 2018 Guidance Consolidated Sales $7 billion to $7.4 billion Global Components $5 billion to $5.2 billion Global ECS $2 billion to $2.2 billion Diluted Earnings Per Share1 $1.78 to 1.90 Non-GAAP Diluted Earnings Per Share1 $2.08 to 2.20 1 Assumes average diluted shares outstanding of 89 million, an average tax rate of 23.5 to 25.5%.

First-Quarter 2018 CFO Commentary 14investor.arrow.com Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward- looking statements are those statements which are not statements of historical fact. These forward- looking statements can be identified by forward- looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

First-Quarter 2018 CFO Commentary 15investor.arrow.com Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non- GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions/ dispositions by adjusting the company’s operating results for businesses acquired/disposed, including the amortization expense related to intangible assets, as if the acquisitions/dispositions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions” and "impact of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/ dispositions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables herein. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

First-Quarter 2018 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended March 31, 2018

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other*	Non-GAAP measure
Operating income	$ 235,995	$ 13,520	$ 21,171	$ —	$ 1,562	$ 272,248
Income before income taxes	186,460	13,520	21,171	—	4,014	225,165
Provision for income taxes	46,590	3,604	5,535	—	782	56,511
Consolidated net income	139,870	9,916	15,636	—	3,232	168,654
Noncontrolling interests	776	153	—	—	—	929
Net income attributable to shareholders	$ 139,094	$ 9,763	$ 15,636	$ —	$ 3,232	$ 167,725
Net income per diluted share****	$ 1.56	$ 0.11	$ 0.18	$ —	$ 0.04	$ 1.88
Effective tax rate	25.0%					25.1%

Three months ended April 1, 2017 (adjusted)

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other **	Non-GAAP measure
Operating income	$ 193,025	$ 12,900	$ 15,505	$ —	$ —	$ 221,430
Income before income taxes	155,883	12,900	15,505	—	(1,982)	182,306
Provision for income taxes	39,564	4,561	4,997	—	(765)	48,357
Consolidated net income	116,319	8,339	10,508	—	(1,217)	133,949
Noncontrolling interests	1,582	251	—	—	—	1,833
Net income attributable to shareholders	$ 114,737	$ 8,088	$ 10,508	$ —	$ (1,217)	$ 132,116
Net income per diluted share****	$ 1.27	$ 0.09	$ 0.12	$ —	$ (0.01)	$ 1.46
Effective tax rate	25.4%					26.5%

Three months ended December 31, 2017 (adjusted)

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Impact of the Tax Act	Other***	Non-GAAP measure
Operating income	$ 286,824	$ 12,162	$ 18,771	$ —	$ 21,000	$ 338,757
Income before income taxes	226,914	12,162	18,771	—	35,499	293,346
Provision for income taxes	171,413	4,321	4,509	(124,748)	13,713	69,208
Consolidated net income	55,501	7,841	14,262	124,748	21,786	224,138
Noncontrolling interests	1,848	147	—	—	—	1,995
Net income attributable to shareholders	$ 53,653	$ 7,694	$ 14,262	$ 124,748	$ 21,786	$ 222,143
Net income per diluted share	$ 0.60	$ 0.09	$ 0.16	$ 1.40	$ 0.24	$ 2.49
Effective tax rate	75.5%					23.6%

**Other includes loss on disposition of businesses and gain (loss) on investments.*

***Other includes gain (loss) on investments.*

****Other includes gain (loss) on investments, impairment of assets held for sale, and loss on extinguishment of debt.*

*****The sum of the components for diluted EPS, as adjusted, may not agree to totals, as presented, due to rounding.*

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First-Quarter 2018 CFO Commentary

Effect of Adopted Accounting Standards

($ in thousands, except per share data)

	Fiscal Year 2017							
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter **	
	As Reported	Adjusted for New Standards	As Reported	Adjusted for New Standards	As Reported	Adjusted for New Standards	As Reported	Adjusted for New Standards
Sales	$ 5,759,552	$ 5,736,780	$ 6,465,346	$ 6,422,226	$ 6,953,740	$ 6,856,108	$ 7,633,870	$ 7,539,449
Cost of sales	4,999,665	4,975,583	5,641,380	5,598,202	6,110,382	6,013,541	6,703,742	6,610,269
Operating income	191,722	193,025	229,822	230,446	235,992	235,441	270,914	286,824
Net income attributable to shareholders	113,768	114,737	99,679	99,722	134,630	134,064	53,885	53,653
Diluted EPS*	$ 1.26	$ 1.27	$ 1.11	$ 1.11	$ 1.50	$ 1.50	$ 0.60	$ 0.60
Non-GAAP operating income	$ 220,127	$ 221,430	$ 266,602	$ 267,226	$ 264,533	$ 263,982	$ 339,553	$ 338,757
Non-GAAP net income	132,364	132,116	159,970	159,083	162,929	161,153	223,719	222,143
Non-GAAP diluted EPS	$ 1.46	$ 1.46	$ 1.78	$ 1.77	$ 1.82	$ 1.80	$ 2.51	$ 2.49

* Quarterly net income per share is calculated using the weighted-average shares outstanding during each quarterly period, while net income per share for the full year is calculated using the weighted-average shares outstanding during the year. Therefore, the sum of the net income per share for each of the four quarters may not equal the net income per share for the full year.

** Operating income for the fourth quarter of 2017 was impacted by a reclassification of pension settlement expense for $16,706 due to the implementation of 2017-07. The settlement expense was moved to "post-retirement expense", which is classified as non-operating on the statement of operations.

	Year to Date 2017		Year to Date 2016	
	As Reported	Adjusted for New Standards	As Reported	Adjusted for New Standards
Sales	$ 26,812,508	$ 26,554,563	$ 23,825,261	$ 23,487,872
Cost of sales	23,455,169	23,197,595	20,681,062	20,343,550
Operating income	928,450	945,736	858,539	876,826
Net income attributable to shareholders	401,962	402,176	522,750	522,815
Diluted EPS	$ 4.48	$ 4.48	$ 5.68	$ 5.68
Non-GAAP operating income	$ 1,090,815	$ 1,091,395	$ 987,027	$ 993,103
Non-GAAP net income	678,982	674,495	609,760	608,046
Non-GAAP diluted EPS	$ 7.56	$ 7.51	$ 6.63	$ 6.61

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